                                                                    EXHIBIT (r)


                                    FORM OF
                                 CODE OF ETHICS
                                      FOR
                         PORTICOES CAPITAL CORPORATION
                      PORTICOES INVESTMENT MANAGEMENT, LLC


         This Code of Ethics (the "Code") has been adopted by each of Porticoes Capital Corporation (the "Corporation") and the Corporation's investment adviser, Porticoes Investment Management, LLC ("PIM"), in compliance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") and
Section 204A and Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the "Advisers Act").(1)

I.       PURPOSE; STATEMENT OF GENERAL FIDUCIARY PRINCIPLES

         The purpose of the Code is to establish standards and procedures reasonably designed to detect and prevent affiliated persons of the Corporation or PIM, in connection with the purchase or sale of a security held or to be acquired by the Corporation, from

         (i) employing any device, scheme or artifice to defraud the Corporation;

         (ii) making any untrue statements of material fact to the Corporation or omitting to state a material fact necessary in order to make the statements made to the Corporation, in light of the circumstances under which they are made, not misleading;

         (iii) engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on the Corporation; or

         (iv) engaging in any manipulative practice with respect to the Corporation.

         The Code is based on the principle that the directors and officers of the Corporation, and the managers, officers and employees of PIM, who provide services to the Corporation, owe a fiduciary duty to the Corporation to conduct their personal securities transactions in a manner that does not interfere with the Corporation's transactions or otherwise take unfair advantage of their relationship with the Corporation. All directors, managers, officers and employees of the Corporation and PIM ("Covered Personnel") are expected to adhere to this general principle as well as to comply with all of the specific provisions of this Code that are applicable to them.

         The General Principles of the Code apply to all Access Persons.

         o It is your duty to place the interests of any PIM account first, including the Corporation's accounts.

--------
(1) This Code is in addition to and not a substitute for other policies and procedures, including PIM's Insider Trading Policy and Procedures, PIM's Portfolio Information Disclosure Policy and Procedures, and PIM and the Corporation's Code of Conduct for Senior Officers.

         o All personal securities transactions be conducted in a manner to avoid any actual or potential conflict of interest, any appearance of a conflict of interest, or any abuse of your position of trust and responsibility with PIM or the Corporation.

         o Access Persons employed by PIM, as a fundamental principle, may not take advantage of their positions at the expense of PIM or its clients, including the Corporation.

         o PIM employees may not share portfolio holdings information except as permitted under applicable disclosure policies adopted by PIM or the Corporation.

         Covered Persons may not engage in any investment transaction under circumstances in which the Covered Person benefits from or interferes with the purchase or sale of investments by the Corporation. In addition, Covered Persons may not use information concerning the investments or investment intentions of the Corporation, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of PIM or the Corporation. Technical compliance with the Code will not automatically insulate any Covered Person from scrutiny of transactions that show a pattern of compromise or abuse of the individual's fiduciary duty to the PIM or the Corporation. Accordingly, all Covered Persons must seek to avoid any actual or potential conflicts between their personal interests and the interests of the Corporation and its shareholders. In sum, all Covered Persons shall place the interests of the Corporation before their own personal interests.

         Covered Persons should also recognize that a violation of this Code or of Rule 17j-1 may result in the imposition of: (1) sanctions as provided by
Section VIII below; or (2) administrative, civil and, in certain cases, criminal fines, sanctions or penalties.

         All Covered Persons must read and retain this Code of Ethics.

II.      DEFINITIONS

A. "Access Person" means any director, manager, or officer of PIM or the Corporation; any employee of the Corporation or PIM (or any company in a control relationship (as defined below) to the Corporation or PIM), who in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of any Covered Security (as defined below) by the Corporation, or whose functions relate to the making of any recommendation with respect to such purchases or sales; and any natural person in a Control relationship to the Corporation or PIM, who obtains information concerning recommendations made to the Corporation with regard to the purchase or sale of any Covered Security by the Corporation.

B. "Beneficial Ownership" is interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the "1934 Act") in determining whether a person is a beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder.(2)

--------
(2) Under those rules, usually a person has a "Beneficial Interest" in an account or transaction if they have the opportunity to profit or share directly or indirectly in any profit derived from activities on behalf of the account or transactions for:

         o        The person himself or herself

         o Any member of the person's immediate family sharing the same household

         o        Any partnership as to which the person is a general partner

         o Any trust as to which (a) the person is the trustee and such person or any member of his immediate family is a beneficiary,
                  (b) the person is a beneficiary and controls or shares control of the trust's investments, or (c) the person is a settlor, has the power to revoke the trust without the consent of another person and shares investment control over the trust's investments.

C.       "Board" means the Board of Directors of the Corporation.

D. "Compliance Officer" means the person who is responsible for acting as the chief compliance officer of PIM. As of the date of adoption of this Code, the Compliance Officer is Phillip DeLeonardis.

E. "Control" shall have the same meaning as in Section 2(a)(9) of the 1940 Act; and means generally the power to exercise a controlling influence over the management or policies of a company (unless such power is solely the result of an official position with such company). Any person who owns beneficially, directly or indirectly, or, sometimes, has the power to vote, more than 25% of the voting securities of a company is presumed to control the company. Natural persons are not presumed to be controlled.

F. "Covered Person" means a person who is an Access Person of PIM or the Corporation or is otherwise required to report or comply with restrictions contained in this Code.

G. "Covered Security" means a security as defined in Section 2(a)(36) of the 1940 Act, to wit: any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

         "Covered Security" also includes shares of any fund for which PIM serves as investment adviser, and any fund whose investment adviser or principal underwriter controls, is controlled by, or is under common control with, PIM.

         "Covered Security" does not include: (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies registered under the 1940 Act.

         References to a Covered Security in this Code (e.g., a prohibition or requirement applicable to the purchase or sale of a Covered Security) shall be deemed to refer to and to include any warrant for, option in, or security immediately convertible into that Covered Security, and shall also include any instrument that has an investment return or value that is based, in whole or in part, on that Covered Security (collectively, "Derivatives"). Therefore, except as otherwise specifically provided by this Code: (i) any prohibition or requirement of this Code applicable to the purchase or sale of a Covered Security shall also be applicable to the purchase or sale of a Derivative relating to that Covered Security; and (ii) any prohibition or requirement of this Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Covered Security relating to that Derivative.

H. "Independent Director" means a director of the Corporation who is not an "interested person" of the Corporation within the meaning of Section 2(a)(19) of the 1940 Act.

I. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

J. "Investment Personnel" of the Corporation or PIM means: (i) any employee of the Corporation or PIM (or of any company in a Control relationship to the Corporation or PIM) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Corporation; and (ii) any natural person who controls the Corporation or PIM and who obtains information concerning recommendations made to the Corporation regarding the purchase or sale of securities by the Corporation.

K. "Limited Offering" means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) thereof or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

L. "Purchase or Sale" of a security, for purposes of this Code, includes the writing of an option to purchase or sell a security.

M. "Security Held or to be Acquired" by the Corporation means: (i) any Covered Security (including Derivatives) which, within the most recent 15 days: (A) is or has been held by the Corporation; or (B) is being or has been considered by the Corporation or PIM for purchase by the Corporation; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security (or a Derivative) described in Section II (L)(i).

N. "17j-1 Organization" means the Corporation or PIM, as the context requires.

III.     PROHIBITED TRANSACTIONS

A.       15-day Window

         An Access Person may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Covered Security, and may not sell or otherwise dispose of any Covered Security in which he or she has direct or indirect Beneficial Ownership, if he or she knows or should know at the time of entering into the transaction that: (1) the Corporation has purchased or sold the Covered Security within the last 15 calendar days, or is purchasing or selling or intends to purchase or sell the Covered Security in the next 15 calendar days; or (2) PIM has within the last 15 calendar days considered purchasing or selling the Covered Security for the Corporation or within the next 15 calendar days intend to consider purchasing or selling the Covered Security for the Corporation.

B.       IPOs and Limited Offerings

         Investment Personnel of the Corporation or PIM must obtain written approval from the Corporation or PIM, as the case may be, before directly or indirectly acquiring Beneficial Ownership in any securities in an Initial Public Offering or in a Limited Offering. Such approval must be obtained from the Compliance Officer, unless he is the person seeking such approval, in which case it must be obtained from the President of the 17j-1 Organization.

C.       Disclose Interests in Recommended Securities

         No Access Person shall recommend any transaction in any Covered Securities by the Corporation without having disclosed to the Compliance Officer his or her interest, if any, in such Covered Securities or the issuer thereof, including: the Access Person's Beneficial Ownership of any Covered Securities of such issuer; any contemplated transaction by the Access Person in such Covered Securities; any position the Access Person has with such issuer; and any present or proposed business relationship between such issuer and the Access Person (or a party in which the Access Person has a significant interest).

D.       Confidentiality of the Corporation's Transactions.

         Until disclosed in a public report to shareholders or to the Securities and Exchange Commission in the normal course, all information concerning the securities "being considered for purchase or sale" by the Corporation shall be kept confidential by all Covered Persons and disclosed by them only on a "need to know" basis. The Compliance Officer must report any violations of this rule to the Board promptly.

E.       Outside Business Activities and Directorships.

         Access Persons may not engage in any outside business activities that may give rise to conflicts of interest or jeopardize the integrity or reputation of the Corporation. Similarly, no such outside business activities may be inconsistent with the interests of the Corporation. All directorships of public or private companies held by Access Persons shall be reported to the Compliance Officer.

F.       Gratuities.

         Access Persons shall not, directly or indirectly, take, accept or receive gifts or other consideration in merchandise, services or otherwise of more than nominal value from any person, firm, corporation, association or other entity other than such person's employer that does business, or proposes to do business, with the Corporation.

G.       Trading

         Access Personnel are prohibited from participating in activity that may be construed as market timing of mutual funds or excessive trading in personal accounts, including, but not limited to, day trading.

H.       Violations of this Code

         Covered Persons must report any violations of this Code to the Chief Compliance Officer. Failure to report a violation is itself a violation.

IV.      REPORTS BY ACCESS PERSONS

A. Access Personnel are permitted to open and maintain personal brokerage accounts. Future accounts for Access Personnel or any accounts in which Access Personnel have a beneficial interest must be opened at a broker dealer that is on PIM's Approved Broker List, maintained by the Compliance Officer.

B.       Brokerage Accounts and Statements.

         Access Persons, except Independent Directors, shall:

         1. within 10 days after the end of each calendar quarter, identify the name of the broker, dealer or bank with whom the Access Person established an account in which any securities were held during the quarter for the direct or indirect benefit of the Access Person and identify any new account(s) and the date the account(s) were established. This information shall be included on the appropriate Quarterly Securities Transaction Report.

         2. instruct the brokers, dealers or banks with whom they maintain such an account to provide duplicate account statements to the Compliance Officer.

         3. on an annual basis, certify that they have complied with the requirements of (1) and (2) above.

C. All Access Personnel must submit the following reports to the Compliance Officer:

         1.       Initial Holdings Report

                  o Must be submitted within ten (10) calendar days of becoming an Access Person.

                  o Must include the date on which the individual became an Access Person.

                  o Name all accounts in which any securities are held in the beneficial interest of the Access Person. The broker dealer or bank holding these accounts must be indicated.

                  o Each Covered Security in which the Access Person has a beneficial interest in must be reported, including title, number of shares, and principal amount.

                  o The date the Compliance Officer receives the report will be recorded.

                  o        Form of report is Exhibit A.

         2.       SECURITIES Transaction REPORT

                  o Must be submitted no later than ten (10) calendar days following the end of each quarter.

                  o Must describe each transaction effected during preceding quarter in any Covered Security. Each transaction must include the following information: date, title, interest rate and maturity date, number of shares, principal amount of securities involved, nature of the transaction, price effected, name of the broker dealer or bank whom effected the transaction, and the date the report was submitted to Compliance.

                  o Must describe any account established in the preceding quarter, and include the following information: account name, account number, name of the broker dealer or bank at which the account is established, and the date of establishment. The date Compliance receives the report will be recorded.

                  o        Form of report is Exhibit B.

                  o The following securities transactions are exempt from reporting:

                           o        Open-ended investment funds

                           o        Money Market Funds

                           o        Systematic 401(k) transactions

                           o        Periodic Investment Plans

                           o        Direct obligations of the US Government

                           o        Dividend reinvestment plans

                           o        Discounted stock purchase plans

                           o Securities purchased or acquired in certain rights offerings(3)

                           o        529 Plans

                           o        Investment Grade Fixed Income securities

         3.       Annual Holdings Report

                  o        Must be submitted on an annual basis.

                  o Information contained in the report must be current as of thirty (30) calendar days before the report is submitted.

                  o Report any account in which the Access Person has a direct or indirect beneficial interest. The report must included the following: account name, account number, name of the broker dealer or bank that holds the account, security title, number of shares, and principal amount of each Covered Security held in each account.

--------
(3) An Access Person need not report securities purchased or acquired or dispositions resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of the issuer and the sale of such rights.

                  o The date the Compliance Officer receives the report will be recorded.

                  o        Form of report is Exhibit A.

D.       Notwithstanding the provisions of Sections V above,

         1. No person shall be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control;

         2. A Director of the Corporation who is not an interested person of the Corporation and who would be required to report solely by reason of being a Director of the Corporation is not required to make:

                  o        a)       An Initial Holdings Report or an Annual
                           Holdings Report; and

                  o        b)       A Quarterly Transactions Report, unless the
                           Director knew, or in the ordinary course of fulfilling his or her official duties as a Director of the Corporation, should have known that during the 15-day period immediately before or after the Director's transaction in a Covered Security, the Corporation purchased or sold the Covered Security, or the Corporation or its Investment Adviser considered purchasing or selling the Covered Security.

         3. A Director of the Corporation who is not an interested person of the Corporation and who would be required to pre-clear transactions solely by reason of being a Director of the Corporation is not required to obtain any such pre-clearance.

         4. No report is required from an Access Person of the Corporation with respect to purchases, sales or other acquisitions or dispositions of securities that are not eligible for purchase by the Corporation; and no report is require from an Access Person of an investment company registered under the 1940 Act if such investment company is a money market fund or an investment company that does not invest in Covered Securities.

         5. No Quarterly Transactions Report is required from an Access Person of the Corporation if the report would duplicate information contained in broker trade confirmations or account statements received by the Corporation, its Investment Adviser, Administrator or its Principal Underwriter with respect to that Access Person pursuant to Rule 204-2(a), if all of the information required to be contained in the Quarterly Transactions Report is contained in such broker trade confirmations or account statements that are received within ten days after the end of the calendar quarter.

E.       Responsibility to Report.

         Each Access Person has an affirmative obligation to take any necessary steps to comply with the requirements of this Section V. Any effort by the Corporation or PIM to facilitate the reporting process does not alter that responsibility.

F.       Disclaimers.

         Any report required by this Section V may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect Beneficial Ownership in the Covered Security to which the report relates.

V.       ANNUAL CERTIFICATION

A.       Access Persons.

         Access Persons shall be required to certify annually that they have read this Code; that they understand it; that they recognize that they are subject to it; and that they have complied with the Code's requirements.

B.       Board Review.

         No less frequently than annually, the Corporation and PIM must furnish to the Board, and the Board must consider, a written report that: (A) describes any issues arising under this Code of Ethics or procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to material violations; and (B) certifies that the Corporation and PIM, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

VI.      SANCTIONS

         Any violation of this Code shall be subject to the imposition of such sanctions by the 17j-1 Organization as may be deemed appropriate under the circumstances to achieve the purposes of Rule 17j-1 and this Code. The sanctions to be imposed shall be determined by the Board, including a majority of the Independent Directors, provided, however, that with respect to violations by persons who are directors, managers, officers or employees of PIM or PIM Holdings (or of a company that controls PIM or PIM Holdings), the sanctions to be imposed shall be determined by PIM or PIM Holdings (or the controlling person thereof). Sanctions may include, but are not limited to, suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Corporation and the more advantageous price paid or received by the offending person.

VII.     ADMINISTRATION AND CONSTRUCTION

A. The Compliance Officer is responsible for administrating this Code. The Compliance Officer's duties include:

         1. Maintaining a current list of the names of all Access Persons with an appropriate description of their title or employment, including a notation of any directorships held by Access Persons who are officers or employees of PIM or of any company that controls PIM, and informing all Access Persons of their reporting obligations hereunder;

         2. Providing a copy of this Code to all Covered Personnel annually and informing such persons of their duties and obligations hereunder including any supplemental training that may be required from time to time;

         3. Maintaining or supervising the maintenance of all records and reports required by this Code;

         4. Reviewing Access Persons' Quarterly Securities Transaction Reports and comparing those transactions with transactions effected by the Corporation;

         5.       Interpreting this Code;

         6. Conducting inspections or investigations as necessary to detect and report, with recommendations, any apparent violations of this Code to the Board;

         7. Submitting a written annual report to the Board that describes any issues arising under the Code since the last such report, including but not limited to the information described in
                  Section VII (B); and

B. The Compliance Officer shall maintain or cause to be maintained in an easily accessible place at the principal place of business of the 17j-1 Organization, the following records:

         1. A copy of all codes of ethics adopted by the Corporation or PIM and its affiliates, as the case may be, pursuant to Rule 17j-1 that have been in effect at any time during the past five (5) years;

         2. A record of each violation of such codes of ethics and of any action taken as a result of such violation for at least five
                  (5) years after the end of the fiscal year in which the violation occurs;

         3. A copy of each report made by an Access Person for at least two (2) years after the end of the fiscal year in which the report is made, and for an additional three (3) years in a place that need not be easily accessible;

         4. A copy of each report made by the Compliance Officer to the Board for two (2) years from the end of the fiscal year of the Corporation in which such report is made or issued and for an additional three (3) years in a place that need not be easily accessible;

         5. A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to the Rule and this Code of Ethics, or who are or were responsible for reviewing such reports;

         6. A copy of each report required by Section VII (B) for at least two (2) years after the end of the fiscal year in which it is made, and for an additional three (3) years in a place that need not be easily accessible; and

         7. A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities in an Initial Public Offering or Limited Offering for at least five (5) years after the end of the fiscal year in which the approval is granted.

C. This Code may not be amended or modified except in a written form that is specifically approved by majority vote of the Independent Directors.

Adopted:  June __, 2004

                                   SCHEDULE A

                      PERSONAL SECURITIES HOLDINGS REPORT

         (1) I have read and understand the Code of Ethics of Porticoes Capital Corporation and Porticoes Investment Management, LLC (the "Code"), recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein. Furthermore, if during the past calendar year I was subject to the Code, I certify that I complied in all respects with the requirement of the Code as in effect during that year. Without limiting the generality of the foregoing, I certify that I have identified all new securities accounts established during each calendar quarter.

         (2) I also certify that the following securities brokerage and commodity trading accounts are the only brokerage or commodity accounts in which I trade or hold Covered Securities in which I have a direct or indirect Beneficial Ownership interest, as such terms are defined by the Code, and that I have requested that the firms at which such accounts are maintained send duplicate account statements to the Compliance Officer.

         Title of              Number          Principal       Broker, Dealer        Date
     Covered Security         of Shares         Amount             or Bank          Opened
     ----------------         ---------         ------             -------          ------

-------------------------  ---------------  ---------------  ------------------  ------------

-------------------------  ---------------  ---------------  ------------------  ------------

-------------------------  ---------------  ---------------  ------------------  ------------

-------------------------  ---------------  ---------------  ------------------  ------------

-------------------------  ---------------  ---------------  ------------------  ------------

Date of Report:                                   Print Name:
               --------------------------------              --------------------------------

Date Submitted:                                   Signature:
               --------------------------------              --------------------------------

                                   SCHEDULE B

                    QUARTERLY SECURITIES TRANSACTION REPORT

         The following lists all transactions in Covered Securities, in which I had any direct or indirect Beneficial Ownership interest, that were effected during the last calendar quarter and required to be reported by Section V (A) of the Code. (If no such transactions took place write "NONE".) Please sign and date this report and return it to the Compliance Officer no later than the 10th day of the month following the end of the quarter. Use reverse side if additional space if needed.

                           PURCHASES AND ACQUISITIONS

                                      Interest Rate                                               Broker,
      Trade       No. of Shares or         and           Name of         Unit         Total      Dealer, or
      Date        Principal Amount    Maturity Date      Security        Price        Price         Bank
      ----        ----------------    -------------      --------        -----        -----         ----

---------------  ------------------  ---------------  --------------  -----------  -----------  ------------

---------------  ------------------  ---------------  --------------  -----------  -----------  ------------

---------------  ------------------  ---------------  --------------  -----------  -----------  ------------

---------------  ------------------  ---------------  --------------  -----------  -----------  ------------

---------------  ------------------  ---------------  --------------  -----------  -----------  ------------

                          SALES AND OTHER DISPOSITIONS

                                      Interest Rate                                               Broker,
      Trade       No. of Shares or         and           Name of         Unit         Total      Dealer, or
      Date        Principal Amount    Maturity Date      Security        Price        Price         Bank
      ----        ----------------    -------------      --------        -----        -----         ----

---------------  ------------------  ---------------  --------------  -----------  -----------  ------------

---------------  ------------------  ---------------  --------------  -----------  -----------  ------------

---------------  ------------------  ---------------  --------------  -----------  -----------  ------------

---------------  ------------------  ---------------  --------------  -----------  -----------  ------------

---------------  ------------------  ---------------  --------------  -----------  -----------  ------------

                  NEW ACCOUNTS ESTABLISHED DURING THE QUARTER

          Name of Broker,                     Name of Account
          Dealer or Bank                     and Account Number                   Date Established
          --------------                     ------------------                   ----------------

------------------------------------  ----------------------------------  ----------------------------------

------------------------------------  ----------------------------------  ----------------------------------

------------------------------------  ----------------------------------  ----------------------------------

------------------------------------  ----------------------------------  ----------------------------------

------------------------------------  ----------------------------------  ----------------------------------


Date of Report:                                           Name (please print):
               ---------------------------------------                        ------------------------------

Date Submitted:                                           Signature:
               ---------------------------------------              ----------------------------------------